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                          SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.  20549


                                       FORM 8-K

                                    CURRENT REPORT


                        Pursuant to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)      July 30, 1997
                                                -------------------------------


                              COMMERCIAL CREDIT COMPANY
--------------------------------------------------------------------------------
                (Exact name of registrant as specified in its charter)


    Delaware              1-6594                52-0883351
---------------         ------------        -------------------
(State or other         (Commission           (IRS Employer
jurisdiction of         File Number)        Identification No.)
incorporation)

                      300 SAINT PAUL PLACE, BALTIMORE, MARYLAND   21202
--------------------------------------------------------------------------------
                      (Address of principal executive offices)  (Zip Code)

                                    (410) 332-3000
--------------------------------------------------------------------------------
                 (Registrant's telephone number, including area code)


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                              COMMERCIAL CREDIT COMPANY
                              Current Report on Form 8-K

Item 5. OTHER EVENTS

Commercial Credit Company (the "Company") is offering for sale to the public its 6 1/2% Notes due August 1, 2004. In connection with that offer, the Company is including in this Current Report on Form 8-K the following financial information.

RESULTS OF OPERATIONS

Earnings in the second quarter of 1997 were lower than the 1996 second quarter, as expected -- driven by a higher provision for loan losses. However, earnings in the 1997 second quarter increased from the 1997 first quarter, as the loss rate declined and interest-bearing assets reached a new high. The net income of the Company for the three months and six months ended June 30, 1997 was $51.1 million and $93.5 million, respectively, compared to $54.3 million and $102.7 million, respectively, in the corresponding 1996 periods. The Company's income before income taxes for the three months and six months ended June 30, 1997 was $77.9 million and $142.5 million, respectively, compared to $82.3 million and $156.5 million, respectively, in the corresponding 1996 periods. The Company's revenues for the three months and six months ended June 30, 1997 were $398.6 million and $772.3 million, respectively, compared to $357.9 million and $713.5 million, respectively, in the corresponding 1996 periods.

At June 30, 1997 the Company had total debt consisting of certificates of deposit of $122.2 million, short-term borrowings of $2,811.6 million and long-term debt of $5,400.0 million. In addition the Company's total stockholder's equity at June 30, 1997 was $1,303.0 million.


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                              COMMERCIAL CREDIT COMPANY
                               SELECTED FINANCIAL DATA
                               (In millions of dollars)




                            Three months ended   Six months ended
BUSINESS SEGMENT DATA            June 30,            June 30,
---------------------       ------------------  ------------------
                              1997      1996      1997      1996
                            --------  --------  --------  --------

REVENUES:
Consumer Finance             $388.9    $347.9    $755.2    $695.4
Corporate and Other             9.7      10.0      17.1      18.1
                            --------  --------  --------  --------
REVENUES                     $398.6    $357.9    $772.3    $713.5
                            --------  --------  --------  --------
                            --------  --------  --------  --------

NET INCOME:
Consumer Finance             $ 53.8    $ 60.5    $100.8    $116.0
Corporate and Other            (2.7)     (6.2)     (7.3)    (13.3)
                            --------  --------  --------  --------
NET INCOME                   $ 51.1    $ 54.3    $ 93.5    $102.7
                            --------  --------  --------  --------
                            --------  --------  --------  --------

Average yield                14.42%    15.40%    14.53%    15.41%
Average net interest margin   7.93%     8.82%     8.04%     8.78%
Charge-off rate               2.82%     2.92%     2.88%     2.89%


                                            As of June 30,
                                      -------------------------
                                         1997           1996
                                      ----------     ----------
Net receivables
  Real estate - secured loans          $3,992.4       $3,105.8
  Personal loans                        3,328.0        3,038.2
  Credit cards                          1,166.3          849.5
  Sales finance and other                 554.7          469.7
                                      ----------     ----------

Consumer finance receivables,
   net of unearned finance charges      9,041.4        7,463.2
Accrued interest receivable                56.0           44.7
Allowance for credit losses              (263.4)        (217.6)
                                      ----------     ----------
Consumer finance receivables, net      $8,834.0       $7,290.3
                                      ----------     ----------
                                      ----------     ----------



60+ days past due as % of
  receivables                             2.14%          2.18%
Reserves as % of net receivables          2.91%          2.92%


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                                      SIGNATURE


    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                              COMMERCIAL CREDIT COMPANY





Dated:  July 30, 1997                  By /s/ William T. Bozarth
                                         -------------------------
                                              William T. Bozarth
                                              Vice President